SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

E.PIPHANY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2004

Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders of E.piphany, Inc., which will be held at our principal executive offices, which are located at 475 Concar Drive, San Mateo, California, on Wednesday, June 2, 2004, at 10:00 a.m.

          Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and the attached Proxy Statement.

          Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting.  Therefore, we urge you to promptly vote and submit your proxy by phone, via the internet, or by signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope.  If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

          On behalf of the Board or Directors, I would like to express our appreciation for your continued interest in E.piphany’s affairs.  We look forward to seeing you at the meeting.

Sincerely,

Karen A. Richardson
Chief Executive Officer

San Mateo, California
April 21, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, June 2, 2004

TO THE STOCKHOLDERS OF E.PIPHANY, INC.:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E.piphany, Inc., a Delaware corporation, will be held on Wednesday, June 2, 2004 at 10:00 a.m., local time, at 475 Concar Drive, San Mateo, California 94402, for the following purposes:

1.	To elect three Class II directors, Mohan Gyani, Douglas J. Mackenzie and Karen A. Richardson, to serve for a term of three years and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent auditor for the year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

          The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

          Only stockholders of record at the close of business on April 5, 2004 and their proxies are entitled to vote at the meeting and any adjournment, continuation or postponement thereof.

          All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Andrew Sherman
Senior Vice President, General Counsel and Secretary

San Mateo, California
April 21, 2004

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE USING THE INTERNET OR TELEPHONE, IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

          The enclosed proxy is solicited on behalf of the Board of Directors of E.piphany, Inc. for use at the Annual Meeting of Stockholders to be held Wednesday, June 2, 2004 at 10:00 a.m., local time, or at any and all adjournments, continuations or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices, which are located at 475 Concar Drive, San Mateo, California 94402. Our telephone number is (650) 356-3800.

          These proxy solicitation materials and the enclosed annual report on Form 10-K for the year ended December 31, 2003 were first mailed on or about April 21, 2004 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

          The purposes of the Annual Meeting are:

•	to elect three Class II directors, Mohan Gyani, Douglas J. Mackenzie and Karen A. Richardson, to serve for a term of three years and until their successors are duly elected and qualified;

•	to ratify the appointment of Ernst & Young LLP as our independent auditor for the year ending December 31, 2004; and

•	to transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

Record Date and Shares Outstanding

          Stockholders of record at the close of business on April 5, 2004 are entitled to notice of, and to vote at the Annual Meeting.  This is known as the record date.  At the record date, 75,297,838 shares of our common stock were issued and outstanding. For information regarding security ownership by management and 5% stockholders, see “Other Information — Security Ownership of Certain Beneficial Owners and Management.”

Voting and Solicitation

          Each share of common stock outstanding on the record date will be entitled to one vote on all matters. The three candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes of the shares of our outstanding common stock present or represented at the Annual Meeting will be elected.

          Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed proxies will be voted “FOR ALL” the election of our director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditor.

          No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in their discretion.

          The cost of this solicitation will be borne by us.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, e-mail, facsimile or letter.  We have engaged The Altman Group to provide proxy solicitation services. The estimated fee for such services is $5,500.

Voting Electronically or by Telephone

          Instead of submitting your vote by mail on the enclosed proxy card, you may vote electronically by submitting your proxy through the internet or by telephone. The internet and telephone voting procedures are designed to authenticate your identity as an E.piphany stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded.  Specific instructions to be followed for voting electronically or by telephone are set forth on your enclosed proxy materials.

Shares Registered Directly in the Name of the Stockholder

          If your shares are registered directly in your name in our stock records maintained by EquiServe Trust Company, N.A., then you may vote your shares:

•	by submitting your proxy through the internet at http://www.proxyvote.com;

•	by making a toll-free telephone call from the United States or Canada to ADP Investor Communication Services at 1-800-690-6903; or

•	by mailing your signed proxy card.

          Proxies submitted through the internet or by telephone through ADP Investor Communication Services as described above must be received before midnight Eastern Time on June 1, 2004.

Shares Registered in the Name of a Brokerage Firm or Bank

          If your shares are held in an account at a brokerage firm or bank, you may vote those shares by calling the telephone number which appears on your voting form or through the internet in accordance with instructions set forth on the voting form.  You may also vote your shares by submitting your voting form by mail.

          If you have any questions regarding the mechanics of how to vote, please contact ADP Investor Communication Services at 1-800-690-6903.  If you have any questions regarding the nature of the proposals, please contact our proxy solicitor, The Altman Group, at 1-201-460-1200.

Revocability of Proxies

          For shares registered directly in the name of the stockholder, any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by taking any of the following actions:

•	delivering to our secretary, by any means, including facsimile, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	if voting electronically or by telephone, voting again by use of the same procedures, as described above;

•	signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

•	attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

          Please note, however, that if your shares are held of record by a broker, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on your voting form. If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting and vote at the meeting, you must bring to the meeting a “legal proxy” from the broker, bank or other nominee confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Quorum; Abstentions; Broker Non-Votes

          The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the record date. If a proxy is granted or shares are voted “FOR ALL”, “WITHHOLD ALL” or “FOR ALL EXCEPT” in connection with the election of directors, “FOR” or “AGAINST” the ratification of the appointment of Ernst & Young LLP, or “FOR” or “AGAINST” any other matter that should come before the meeting, the shares are treated as being present at the Annual Meeting for purposes of establishing a quorum. Under the General Corporation Law of the State of Delaware, an abstaining vote is also counted as present and entitled to vote and is, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Under the rules of the NASDAQ Stock Market, a bank, broker or other nominee may exercise discretionary authority to vote shares for the election of directors or for the ratification of our auditor if specific instructions are not received from the holder of the shares. However, on any non-routine matters, brokers may not exercise discretionary authority. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote such shares.  In such case, the broker non-votes would count to establish a quorum for the meeting, but would not be counted for or against such proposal.

          Shares voted “FOR ALL” or “FOR ALL EXCEPT” in connection with the election of directors, “FOR”, “AGAINST” or “ABSTAIN” in connection with the ratification of the appointment of Ernst & Young LLP and “FOR”, “AGAINST” or “ABSTAIN” in connection with any other proposal are treated as shares “present in person or represented by proxy and entitled to vote” at the Annual Meeting with respect to such matter. Broker non-votes are not considered shares having voting power with respect to a matter and are not included in the tabulation of the voting results on the election of directors, the ratification of our auditor or other issues requiring approval of a majority of the shares having voting power present in person or represented by proxy and, therefore, do not have the effect of votes in opposition in such tabulations.

Deadline for Receipt of Stockholder Proposals for 2005 Annual Meeting

          Deadline to Bring an Action Before an Annual Meeting

          Under our bylaws, for director nominations or other business to be properly brought before an annual meeting by a stockholder, a stockholder’s notice shall be delivered to our secretary at our principal executive offices not less than 60 days (February 20, 2005) nor more than 90 days (January 21, 2005) prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders (April 21, 2004); provided, however, that if the date of the annual meeting in 2005 is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting (June 2, 2004), notice by the stockholder to be timely must be so delivered not later than the close of business on the later of: (i) the 90th day prior to such annual meeting in 2005; or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

          Deadline for Inclusion of a Stockholder Proposal in Proxy Statement

          These requirements are separate and apart from, and in addition to, the requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  To be eligible for inclusion in our proxy statement for the 2005 annual meeting, stockholder proposals must be delivered to our secretary at our principal executive offices no later than December 22, 2004.

          A copy of the full text of the bylaws provisions that discuss how a stockholder can bring an action before an annual meeting or how a stockholder can include a stockholder proposal in our proxy statement may be obtained by writing to our secretary at our principal executive offices.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors

          Our Board of Directors is currently comprised of seven members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year.  Messrs. Mohan Gyani and Douglas J. Mackenzie and Ms. Karen A. Richardson have been designated Class II directors, and their terms expire at the 2004 Annual Meeting. Messrs. Gyani and Mackenzie and Ms. Richardson will stand for election at this time.  Messrs. Paul M. Hazen and Robert L. Joss have been designated Class III directors, and their terms expire at the 2005 Annual Meeting.  Messrs. Fred D. Anderson and Roger S. Siboni have been designated Class I directors, and their terms expire at the 2006 Annual Meeting.  Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

          Unless otherwise instructed, the proxy holders will vote the proxies received by them for our nominees named below.  In the event that one or more of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director. The term of office of the people elected as directors will continue until the 2007 Annual Meeting and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Information Regarding Nominee Directors

          Three Class II directors are to be elected at the Annual Meeting for a three-year term ending in 2007. The Nominating and Governance Committee of the Board of Directors has nominated Mohan Gyani for election, and Douglas J. Mackenzie and Karen A. Richardson for re-election, as Class II directors. Set forth below is certain information as of the record date regarding the nominees for Class II directors.

Nominees for Class II Directors Whose Terms Expire in 2007

Name	Age	Position	Director Since

Mohan Gyani	52	Director	2003
Douglas J. Mackenzie	44	Director	1998
Karen A. Richardson	41	Chief Executive Officer and Director	2003

          Mohan Gyani has served as Senior Advisor in the Office of the Chairman and Chief Executive Officer of AT&T Wireless Mobility Services, a mobile wireless communications services provider, since February 2003.  He served as President and Chief Executive Officer of AT&T Wireless Mobility Services from February 2000 to January 2003.  From 1993 to 1999, Mr. Gyani served as Chief Financial Officer and Strategy Director of Airtouch Communications, a wireless telecommunication services provider, and Vodafone Airtouch, a mobile telecommunications network company.

          Douglas J. Mackenzie has been a general partner of the venture capital firm Kleiner Perkins Caufield & Byers since 1994.  Mr. Mackenzie serves on the board of directors of Marimba, Inc., a provider of products and services for software change and configuration management, and several private companies.

          Karen A. Richardson has served as Chief Executive Officer since July 2003.  Ms. Richardson served as Executive Vice President, Worldwide Field Operations from January 2002 to July 2003, as Executive Vice President, General Manager, Worldwide Sales and Services from May 2001 to January 2002, as Executive Vice President, General Manager, North America Sales and Services from July 2000 to May 2001, and as Executive Vice President, Worldwide Sales, from June 1998 to June 2000.  Prior to joining E.piphany, Ms. Richardson served as Vice President of Sales at Netscape Communications Corporation, an internet software company from November 1995 to May 1998.

          Mr. Gyani was appointed to our Board of Directors on November 25, 2003 and was recommended as a director candidate by  Paul M. Hazen, a non-management director, and Roger S. Siboni, a non-management director who served as our President and Chief Executive Officer until July 24, 2003.

Required Vote

          The three nominees receiving the highest number of affirmative votes shall be elected as directors.  This is called a plurality.  Since directors are elected by a plurality, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Recommendation of the Board of Directors

          OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” THE NOMINEES LISTED ABOVE.

Information Regarding Other Directors

          Set forth below is certain information as of the record date regarding each other incumbent director whose term of office continues after the Annual Meeting.

Incumbent Class III Directors Whose Terms Expire in 2005

Name	Age	Position	Director Since

Paul M. Hazen	62	Director	1999
Robert L. Joss	62	Director	1999

          Paul M. Hazen currently serves as Chairman of Accel-KKR, a technology-focused private equity investment firm, and senior advisor to KKR, an investment firm.  Mr. Hazen served as Chairman of the board of directors of Wells Fargo & Co., a national bank holding company, from January 1998 to April 2001.  He was Chairman and Chief Executive Officer from January 1995 to November 1998, President and Chief Operating Officer from 1984 to 1995 and Vice Chairman from 1981 to 1984.  Mr. Hazen is Deputy Chairman and a director of Vodafone Group, Plc, a mobile telecommunications network company and a director of Xstrata Plc, a mining company, Safeway, Inc., a food and drug retailer, and Willis Group Ltd., a global insurance broker.

          Robert L. Joss has been Dean of the Graduate School of Business at Stanford University since September 1999.  From February 1993 to February 1999, Mr. Joss served as Chief Executive Officer of Westpac Banking Corporation.  Mr. Joss serves on the board of directors of Agilent Technologies, a provider of technological solutions and services, Shanghai Commercial Bank, a provider of retail and commercial banking services, and Wells Fargo & Co.

Incumbent Class I Directors Whose Terms Expire in 2006

Name	Age	Position	Director Since

Roger S. Siboni	49	Director	1998
Fred D. Anderson	59	Director	2003

          Roger S. Siboni has served as Chairman of our Board of Directors since December 1999.  From August 1998 through July 2003, Mr. Siboni also served as President and Chief Executive Officer.  Prior to joining E.piphany, Mr. Siboni served as Deputy Chairman and Chief Operating Officer of KPMG Peat Marwick LLP, a member firm of KPMG International, an accounting and consulting organization, from October 1996 to July 1998 and served as National Managing Partner of KPMG’s information and communications practice from June 1993 to October 1996.  Mr. Siboni serves on the board of directors of Cadence Design Systems, Inc., a leading supplier of electronic design automation technologies and engineering services, and FileNET, Inc., a provider of integrated document management software products.

          Fred D. Anderson has served as Executive Vice President and Chief Financial Officer of Apple Computer, Inc. since April 1996.  Mr. Anderson also served as Chief Financial Officer of Automatic Data Processing, Inc., a provider of technology-based outsourcing solutions, from August 1992 to March 1995.  Mr. Anderson serves on the board of directors of eBay, an online trading company.

          There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

          In January 2004, the Board of Directors on the recommendation of the Nominating and Governance Committee adopted the E.piphany, Inc. Corporate Governance Guidelines (the “Guidelines”) to assist the Board of Directors in the discharge of its duties and to serve the interests of E.piphany and its stockholders.  The Guidelines can be found on our website (www.epiphany.com) under About Us – Investor Relations – Corporate Governance.

Code of Business Conduct and Ethics

          In April 2003, the Board of Directors adopted the E.piphany, Inc. Code of Business Conduct and Ethics (the “Code of Conduct”).  The Code of Conduct is intended to serve as a set of guiding principles to promote integrity and compliance with the law in the conduct of our business.  The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations.  The Code of Conduct can be found on our website (www.epiphany.com) under About Us – Investor Relations – Corporate Governance.

Director Independence

          The Board of Directors has determined that Fred D. Anderson, Mohan Gyani, Paul M. Hazen, Robert L. Joss and Douglas J. Mackenzie are independent directors, as defined in the listing standards of the NASDAQ Stock Market.

Board Meetings

          Our Board of Directors held a total of four meetings during 2003.  With the exception of Paul M. Hazen, all director nominees and incumbent directors who served as a director during 2003 attended no less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board of Directors on which such director served, if any, during 2003.

Board Committees

          The Board of Directors has several standing committees, including, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each composed solely of independent directors as defined in the listing standards of the NASDAQ Stock Market.  The charters of the Audit Committee, Compensation Committee and the Nominating and Governance Committee can be found on our website (www.epiphany.com) under About Us – Investor Relations – Corporate Governance.

          The Audit Committee of the Board of Directors currently consists of Messrs. Anderson, Gyani and Joss.  Mr. Joss serves as the chair of the Audit Committee.  The Audit Committee held seven meetings during 2003.  As described in more detail in the Audit Committee report in this proxy statement, the Audit Committee is responsible for assisting the Board of Directors in its oversight of our accounting and financial reporting processes, the audits of our financial statements, and our system of internal controls.

          The Compensation Committee of the Board of Directors currently consists of Messrs. Anderson, Hazen and Mackenzie. Mr. Mackenzie serves as the chair of the Compensation Committee.  The Compensation Committee held four meetings during 2003. As described in more detail in the Compensation Committee report in this proxy statement, the Compensation Committee reviews and approves all forms of compensation to be provided to executive officers, administers our stock plans, consults with management regarding compensation and benefits for non-executive officers and other employees, and oversees our compensation and benefits policies generally.

          The Nominating and Governance Committee currently consists of Messrs. Gyani, Hazen and Mackenzie. Mr. Hazen serves as the chair of the Nominating and Governance Committee.  The Nominating and Governance Committee held one meeting during 2003. The Nominating and Governance Committee identifies, evaluates and approves individuals qualified to serve on the Board of Directors, and reviews and recommends to the Board of Directors corporate governance principles applicable to us.  The Nominating and Governance Committee monitors the mix of skills, experience and background of the Board of Directors to assure that the Board of Directors maintains the necessary composition to effectively perform its oversight function.  The Nominating and Governance Committee will from time to time solicit and receive recommendations for candidates to serve on the Board of

Directors as appropriate.  In order to be considered for membership on the Board of Directors, a candidate must possess, at a minimum, the following qualifications:

•	the highest personal and professional ethics and integrity;
•	a commitment to representing the long-term interests of stockholders;
•	objectivity and inquisitiveness, and practical and mature judgment; and
•	a willingness to develop an understanding of our business and to devote adequate time to carrying out his or her duties.•

          Stockholders may propose director nominees for consideration by the Nominating and Governance Committee by submitting in writing the names and any supporting documentation to our secretary at our principal executive offices.  The Nominating and Governance Committee will evaluate candidates properly submitted by stockholders on the same basis as any other director candidate.

Director Compensation

          In 2003, each non-employee director other than Mr. Siboni was entitled to receive an annual retainer of $15,000 payable in arrears on the date of the Annual Meeting, $1,500 for each regular or special meeting of the Board of Directors that such director attended, and $1,000 for each meeting of the Audit Committee or the Compensation Committee that such director attended.  Beginning in 2004, each non-employee director other than Mr. Siboni will receive an annual retainer of $35,000 for service as a member of the Board of Directors payable in arrears on the date of the Annual Meeting, but no longer receives any board or committee meeting fees.  Fees are prorated if an incumbent director has been a director for less than a year at the time of the Annual Meeting.

          On April 16, 2003, the Board of Directors approved the adoption of a non-employee director deferred compensation plan under which non-employee directors may elect to defer the payment of some or all cash compensation to a specified date or event in the future.  Amounts deferred under the plan will be deemed to earn interest and/or deemed to be invested in our common stock until payout, as elected by the director.  Deferred amounts will be paid in cash or shares of our common stock (depending upon their deemed investment).

          Non-employee directors other than Mr. Siboni also receive an option to purchase 25,000 shares of our common stock upon joining the Board of Directors and an option to purchase 15,000 shares of our common stock at the time of each Annual Meeting, provided that such director has served for at least six months prior to the date of the Annual Meeting.  All of the options granted to the directors have an exercise price equal to the fair market value of our common stock on the date of grant, vest monthly over three years and have a term of ten years.

          During 2003, the Board of Directors granted to each of Messrs. Anderson and Gyani options to purchase 25,000 shares of common stock with an exercise price of $5.26 and $8.30 per share, respectively, and Messrs. Hazen, Joss and Mackenzie options to purchase 15,000 shares of common stock with an exercise price of $5.26 per share.

          In July 2003, Mr. Siboni stepped down as our President and Chief Executive Officer and remains Chairman of the Board of Directors.  As Chairman, Mr. Siboni is entitled to receive a fee of $200,000 per year.  He also is eligible to receive health, dental, vision, life, short and long-term disability, and life and travel accident insurance coverage, under the terms of our applicable benefit plans.

Communications with the Board

          Stockholders may communicate with the Board of Directors by sending communications to our corporate secretary.  These communications may be submitted in writing to 475 Concar Drive, San Mateo, California 94402, Attention: Corporate Secretary, by e-mail to secretary@epiphany.com or by telephone at 650/356-3800.  These communications must be identified by the stockholder as intended for the Board.  Our secretary will provide any such stockholder communications received to the Board of Directors except for such matters which are inappropriate for the Board to consider.

          E.piphany encourages all incumbent directors and nominees for election to attend the Annual Meeting.  Two of our directors attended the Annual Meeting in May 2003.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Independent Auditors

          The Board of Directors has appointed Ernst & Young LLP to serve as our independent auditor and to audit our consolidated financial statements for the fiscal year ending December 31, 2004, and seeks ratification of such appointment.  Ernst & Young has served as our independent auditor since May 14, 2002.  Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Former Independent Auditors

          On May 14, 2002, the Board of Directors, on the recommendation of the Audit Committee, dismissed Arthur Andersen LLP as our independent auditor. The audit reports of Arthur Andersen on our consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

          During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through May 14, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make a reference to the subject matter of the disagreement in connection with its reports.

Fees Paid to Independent Auditors

          E.piphany incurred the fees shown in the following table for professional services provided by Ernst & Young for the fiscal years ended December 31, 2002 and December 31, 2003.

Type of Fee	2002	2003

Audit Fees (1)	$269,000	$321,000
Audit-Related Fees (2)	$10,000	$5,000
Tax Fees (3)	$85,000	$30,000
All Other Fees (4)	—	$15,000

Total	$364,000	$371,000

(1)

Consists of fees incurred for professional services rendered for the audit of our annual consolidated financial statements, foreign statutory audits, quarterly review of condensed consolidated financial statements included in our Forms 10-Q, and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements.

(2)

Consists of fees incurred during the year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”  These include fees for consultation on accounting standards or transactions, and consultation concerning our internal controls over financial reporting.

(3)

Consists of fees incurred during the year for tax compliance/preparation and other tax services.  Tax compliance/preparation includes fees for federal, state and international tax compliance and advice.

(4)	Consists of fees incurred during the year for all services other than those reported above. These services consisted of the review of certain employee payroll forms.

Pre-Approval Process for Auditor Services

          The Audit Committee pre-approves all audit and permissible non-audit services (or subsequently approves non-audit services in those circumstances where pre-approval is not required because such non-audit services are de minimis under the rules of the Securities and Exchange Commission).  The Audit Committee has delegated the authority to pre-approve audit and permissible non-audit services to Mr. Joss in his capacity as Chair of the Audit Committee.  The Audit Committee pre-approved all of the services for which the fees identified in the above table were incurred, except for limited services delivered by Ernst & Young in connection with the filing of our Australian wholly-owned subsidiary’s tax returns for the year 2002 and the review of certain employee payroll forms.  The fees for these services totaled $8,673 and reflect less than 5% of the fees incurred by us for and during the year 2003 for professional services rendered by Ernst & Young.  These services were subsequently approved by the Audit Committee.

Additional Information

          Stockholder ratification of the selection of Ernst & Young as our independent auditor is not required by our Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Required Vote

          The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young as our independent auditor for the fiscal year ending December 31, 2004.

Recommendation of the Board of Directors

          OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ITS APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

OTHER INFORMATION

Executive Officers

          The following table sets forth information with respect to our current executive officers.

Name	Age	Position

Karen A. Richardson	41	Chief Executive Officer
Phillip M. Fernandez	43	President and Chief Operating Officer
Kevin J. Yeaman	37	Chief Financial Officer
George J. Wright	42	Senior Vice President and General Manager, Worldwide Field Operations
Andrew Sherman	37	Senior Vice President, General Counsel and Secretary

          Karen A. Richardson has served as Chief Executive Officer since July 2003.  Ms. Richardson served as Executive Vice President, Worldwide Field Operations from January 2002 to July 2003, as Executive Vice President, General Manager, Worldwide Sales and Services from May 2001 to January 2002, as Executive Vice President, General Manager, North America Sales and Services from July 2000 to May 2001, and as Executive Vice President, Worldwide Sales, from June 1998 to June 2000.  Prior to joining E.piphany, Ms. Richardson served as Vice President of Sales at Netscape Communications Corporation, an internet software company from November 1995 to May 1998.

          Phillip M. Fernandez has served as President and Chief Operating Officer since July 2003.  Mr. Fernandez served as Executive Vice President, Products and Marketing from November 2002 to July 2003 and as Executive Vice President, Product Development from April 1999 to November 2002.  Prior to joining E.piphany, Mr. Fernandez served in several executive positions at Red Brick Systems Inc., a provider of database software.  Mr. Fernandez served as Executive Vice President and Chief Operating Officer of Red Brick Systems, Inc. from June 1998 to December 1998, as Senior Vice President of Products and Services from November 1996 to May 1998 and as Vice President of Product Development from December 1991 to October 1996. From January 1999 to March 1999, after Red Brick Systems, Inc. was acquired by Informix Software, Inc., a provider of relational database software, Mr. Fernandez served as a consultant to Informix.

          Kevin J. Yeaman has served as Chief Financial Officer since August 1999, as Vice President, Finance and Administration from June 1999 to August 1999 and as Controller from August 1998 to June 1999.  Prior to joining E.piphany, Mr. Yeaman served as Worldwide Vice President of Field Operations for Informix Software, Inc., a provider of relational database software from February 1998 to August 1998.  From September 1988 to February 1998, Mr. Yeaman served in Silicon Valley and London in various positions at KPMG Peat Marwick LLP, an accounting firm, serving most recently as a senior manager.

          George J. Wright has served as Senior Vice President and General Manager, Worldwide Field Operations, since July 2003.  Prior to July 2003, Mr. Wright served in several executive positions at E.piphany.  Mr. Wright served as Senior Vice President and General Manager, Americas from July 2001 to July 2003, as Senior Vice President, North America from January 2001 to July 2001, and as Assistant Vice President, West from June 1998 to January 2001.  Prior to joining E.piphany, Mr. Wright served as Sales Director, Southwest Region at Netscape Communications Corporation, an internet software company, from April 1995 to April 1998.

          Andrew Sherman has served as Senior Vice President, General Counsel and Secretary since February 2003.  Mr. Sherman served as Vice President, General Counsel and Secretary from January 2003 to February 2003, as Vice President and General Counsel from January 2001 to January 2003, as Associate General Counsel from June 2000 to December 2000 and as Vice President and General Counsel of Octane Software, Inc. (acquired by E.piphany, Inc.) from January 2000 to May 2000.  Prior to joining E.piphany, Mr. Sherman served as Senior International Counsel at PeopleSoft, Inc., an enterprise resources planning software company, from February 1998 to December 2000.  Prior to this, Mr. Sherman was in private practice with the law firm of Gray Cary Ware & Freidenrich where he specialized in complex technology-related litigation and transactional matters.

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date by: (i) each of our directors and director nominees; (ii) each of our chief executive officers and each of the four other most highly compensated executive officers during fiscal 2003; (iii) all directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock.  This table is based on information provided to us or filed with the Securities and Exchange Commission by our directors, executive officers and principal stockholders.  Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

          Unless otherwise indicated, the address of each stockholder listed in the following table is c/o E.piphany, Inc. 475 Concar Drive, San Mateo, California 94402. Applicable percentage ownership in the following table is based on 75,297,838 shares of common stock outstanding as of the record date.

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Options (2)	Percentage of Shares Beneficially Owned

Merrill Lynch & Co., Inc. (3) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	6,708,970	—	8.90%
Columbia Wanger Asset Management, L.P. (4) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	7,627,100	—	10.13%
Karen A. Richardson	243,758	644,015	1.18%
Phillip M. Fernandez	19,020	688,207	*
Kevin J. Yeaman	32,690	393,749	*
George J. Wright (5)	80,954	217,499	*
Andrew Sherman	21,492	102,531	*
Roger S. Siboni	1,416,812	—	1.88%
Paul M. Hazen	—	121,250	*
Robert L. Joss	15,000	136,250	*
Douglas J. Mackenzie	226,259	42,500	*
Mohan Gyani	—	4,166	*
Fred D. Anderson	—	8,333	*
All directors and executive officers as a group (11 persons) (6)	2,055,985	2,358,500	5.87%

* Less than 1% of the outstanding shares of common stock.

(1)	For each officer and director, and for the directors and executive officers as a group, this number excludes the number of options set forth in the options column.

(2)	All such options are exercisable within 60 days of the record date.

(3)

The information above and in this footnote is based on information taken from the Schedule 13G of Merrill Lynch & Company, Inc., filed with the Securities and Exchange Commission on January 27, 2004.  Merrill Lynch & Company, Inc. has shared voting and shared dispositive power over the 6,708,970 shares of our common stock.

(4)

The information above and in this footnote is based on information taken from the Schedule 13G of Columbia Wanger Asset Management, L.P., filed with the Securities and Exchange Commission on February 12, 2004.  Columbia Wanger Asset Management, L.P. has shared voting and shared dispositive power over the 7,627,100 shares of our common stock.

(5)

This includes 9,720 shares attributable to Mr. Wright that are held in trust for the benefit of Mr. Wright’s children.  Mr. Wright serves as trustee and disclaims beneficial ownership with respect to these shares.

(6)	Includes the information contained in footnotes (1), (2) and (5).

Certain Relationships and Related Transactions

          There were no transactions from January 1, 2003 to April 5, 2004 in which we have been a party, the amount involved in the transaction exceeds $60,000 and in which any director, director nominee, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest other than compensation arrangements that are otherwise described herein.

Indebtedness of Management

          In connection with the employment of our former chief executive officer, Roger Siboni, in July 1998, we agreed to extend to Mr. Siboni a loan in the amount of $640,000 to purchase 2,400,000 shares of our common stock at $0.26 2/3 per share.  This loan was secured by 1,245,661 shares of our common stock.  The largest aggregate amount with respect to this loan outstanding in 2003 was $392,779.  This loan accrued interest at 5.88% per annum and was paid in full as of September 30, 2003.

          In addition, Mr. Siboni was extended a loan in the aggregate sum of $173,000 for the payment of taxes arising from bonus payments made to him during the years 1999 and 2000.  The largest aggregate amount with respect to this loan outstanding in 2003 was $70,122. This loan accrued interest at 5.6% per annum and was paid in full as of March 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file certain reports regarding ownership of, and transactions in, our common stock with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

          Based solely on our review of copies of Forms 3 and 4 and amendments thereto furnished to us, we believe that during fiscal year 2003, all Section 16(a) filings with the Securities and Exchange Commission of our officers, directors and 10% stockholders were timely filed.

Executive Compensation

Summary Compensation Table

          The table below summarizes the compensation earned during 2003, 2002 and 2001 for services rendered in all capacities by the two individuals who served as chief executive officer during the fiscal year 2003 and our next four most highly compensated executive officers during 2003. These executives are referred to as the “Named Executive Officers” elsewhere in this proxy statement.

				Long-Term Compensation Awards
	Annual Compensation
				Securities Underlying Options	All Other Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus

Karen A. Richardson	2003	$310,938	$214,064	900,000	—
Chief Executive Officer	2002	$300,000	$103,000	100,000	—
	2001	$193,494	$191,692	450,000	—
Roger S. Siboni	2003	$244,659	$168,755	—	—
Chairman of the Board of Directors	2002	$350,000	$428,750	1,300,000	—
Former President and Chief Executive Officer	2001	$350,000	$504,750	—	—
Phillip M. Fernandez	2003	$286,000	$153,000	500,000	$1,000	(1)
Chief Operating Officer and President	2002	$275,000	$56,650	—	$1,500	(1)
	2001	$276,500	$93,350	400,000	—
Kevin J. Yeaman	2003	$255,938	$89,689	300,000	—
Chief Financial Officer	2002	$220,000	$50,930	—	—
	2001	$220,000	$72,986	250,000	—
George J. Wright	2003	$253,854	$172,843	200,000	—
Senior Vice President and General Manger,	2002	$240,000	$129,411	40,000	—
Worldwide Field Operations	2001	$171,000	$97,350	175,000	—
Andrew Sherman	2003	$189,062	$70,133	100,000	—
Senior Vice President, General Counsel and	2002	$170,000	$30,643	—	—
Secretary	2001	$167,486	$46,181	93,000	—

(1)	Amounts represent cash received in lieu of dependent health care insurance benefits for which Mr. Fernandez was eligible.

Option Grants in Last Fiscal Year

          The following table sets forth information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended December 31, 2003 including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

	Individual Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In Last Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

					5%	10%

Karen A. Richardson	900,000	31.37%	$4.44	07/24/13	$2,513,063	$6,368,595
Roger S. Siboni	—	—	—	—	—	—
Phillip M. Fernandez	500,000	17.43%	$4.44	07/24/13	$1,396,146	$3,538,108
Kevin J. Yeaman	300,000	10.46%	$4.44	07/24/13	$837,688	$2,122,865
George J. Wright	200,000	6.97%	$4.44	07/24/13	$558,458	$1,415,243
Andrew Sherman	100,000	3.49%	$4.44	07/24/13	$279,229	$707,622

          In the year ended December 31, 2003, we granted options to purchase up to an aggregate of 2,967,421 shares of our common stock to employees, directors and consultants. All options were granted under our 1999 Stock Plan or our 2000 Nonstatutory Stock Option Plan at exercise prices at or above the fair market value of our common stock on the date of grant. These options generally have a term of ten years. Optionees may pay the exercise price by cash, check, a reduction in the amount of any company liability to the optionee, or delivery of already-owned shares of our common stock.

          All option shares listed in the table above vest over a period of four years, with one-fourth of the total number of shares vesting at the end of the first year, and the remaining shares vesting ratably each month thereafter.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

          The following table describes for each Named Executive Officer his or her option exercises in 2003, if any, and exercisable and unexercisable options held as of December 31, 2003.

          The “Value of Unexercised In-the-Money Options at December 31, 2003” is based on a value of $7.21 per share, the closing price of our common stock on the NASDAQ Stock Market’s National Market as of December 31, 2003, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options listed in the following table were granted under our 1997 Stock Plan or 1999 Stock Plan.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003

			Exercisable	Unexercisable	Exercisable	Unexercisable

Karen A. Richardson	—	—	589,532	1,064,900	$72,765	$2,493,000
Roger S. Siboni	—	—	—	—	—	—
Phillip M. Fernandez	—	—	667,915	589,584	$1,552,320	$1,385,000
Kevin J. Yeaman	—	—	371,874	356,250	$369,331	$831,000
George J. Wright	—	—	199,582	264,168	$51,281	$659,119
Andrew Sherman	—	—	92,842	121,564	$94,348	$306,490

Equity Compensation Plan Information

          The following table summarizes our current equity compensation plans as of December 31, 2003.

Plan Category	A Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	B Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	C Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity compensation plans approved by stockholders (2)	10,041,196	$ 7.78	12,701,594(3)
Equity compensation plan not approved by stockholders (4)	1,000,590	$ 9.20	1,155,123
Total	11,041,786	$ 7.91	13,856,717

(1)

The table does not include information for equity compensation plans which have been assumed by us in various acquisitions.  As of December 31, 2003, a total of 320,722 shares of common stock were issuable upon exercise of options granted under assumed plans, and 5,366 shares of common stock were issuable upon exercise of warrants assumed in connection with acquisitions.  The weighted average exercise price of all options granted under the assumed plans and outstanding at December 31, 2003, was $8.49, and the weighted average exercise price of the assumed warrants was $13.26.  We cannot grant additional options under the assumed plans.

(2)

Consists of the 1997 Stock Plan, 1999 Stock Plan and 1999 Employee Stock Purchase Plan.  The 1999 Stock Plan and the 1999 Employee Stock Purchase Plan each includes a formula which enables the Board of Directors to make annual increases to the balance of its available shares.  The number of shares available may be increased by the Board of Directors on the first day of our fiscal year by the lesser of: (i) 3,750,000 shares; (ii) 4% of the outstanding shares on such date; or (iii) a lesser amount determined by the Board of Directors.  We cannot grant additional options under the 1997 Stock Plan.

(3)	Includes 6,501,467 shares reserved for issuance under the 1999 Employee Stock Purchase Plan.

(4)

Consists of our 2000 Nonstatutory Stock Option Plan.  See Note 7 of our Notes to Consolidated Financial Statements filed with our annual report of Form 10-K for the year ended December 31, 2003 for a description of this plan.

Employment, Severance and Change of Control Arrangements

          We entered into a severance agreement with Ms. Richardson in February 2002, which provides that if there is a change of control of the company, and Ms. Richardson is terminated without cause or resigns because of a material reduction of her position with the company within eighteen months following the announcement of a change of control, we will provide the following to Ms. Richardson: (i) a cash payment equal to 150% of her annual base salary plus 75% of her target bonus for the year; (ii) 100% of her health, dental and life insurance, including benefits paid to any dependents, through the earlier of eighteen months from the date of her termination or the date she and her dependents first become covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; and (iii) acceleration by a period of twelve months of vesting of all outstanding stock options or restricted stock awards held by Ms. Richardson. The severance agreement further provides that if Ms. Richardson is terminated without cause prior to a change of control, we will provide the following to Ms. Richardson: (i) a cash payment equal to 100% of her annual base salary plus 50% of her target bonus for the year; (ii) 100% of her health, dental and life insurance, including benefits paid to any dependents, through the earlier of twelve months from the date of her termination or the date she first becomes covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; and (iii) acceleration of vesting by a period of twelve months of all outstanding stock options or restricted stock awards held by Ms. Richardson.

          We also entered into change of control severance agreements with Messrs. Sherman and Yeaman in January 2002, and Messrs. Fernandez and Wright in February 2002, that provide that if there is a change of control of the company, and the executive is terminated without cause or resigns because of a material reduction of his position with the company within eighteen months following the announcement of a change of control, we will provide the following to the executive: (i) a cash payment equal to 100% of his annual base salary plus 50% of his target bonus for the year; (ii) 100% of his health, dental and life insurance, including benefits paid to any dependents, through the earlier of twelve months from the date of his termination or the date he and his dependents first become covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; and (iii) acceleration of vesting by a period of twelve months of all outstanding stock options or restricted stock awards held by the executive.

          In May 2000, we entered into an employment and non-competition agreement with Mr. Sherman under which Mr. Sherman may elect to take a personal leave for a period of six months should Mr. Sherman wish to terminate his employment with us.  While on such leave, Mr. Sherman will be entitled to: (i) a nominal base salary to be determined by us in our sole discretion; (ii) group health insurance coverage under our applicable group health insurance plans; and (iii) continued vesting of all outstanding stock options held by Mr. Sherman.

Compensation Committee Interlocks and Insider Participation

          During 2003, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          Unless specifically incorporated by reference into any of our previous or future filings with the Securities and Exchange Commission, the following report shall not be deemed to be incorporated by reference into any such filing.

          In 2003, our compensation committee consisted of Fred D. Anderson (who joined our Board of Directors on May 30, 2003), Paul M. Hazen, Douglas J. Mackenzie and Jenny J. Ming (who resigned from our Board of Directors as of April 16, 2003) none of whom is an employee or former employee of ours or any of our subsidiaries. In 2004, our compensation committee consists of Fred D. Anderson, Paul M. Hazen and Douglas J. Mackenzie, none of whom is an employee or former employee of ours or any of our subsidiaries.  The compensation committee has overall responsibility for our executive compensation policies and practices. The purpose of the compensation committee is to: (i) assist the Board of Directors in discharging its responsibilities relating to oversight of the compensation of our executive officers and directors; (ii) administer our stock plans; (iii) consult with management regarding compensation and benefits for non-executive officers and other employees; and (iv) oversee our compensation and benefits policies generally.

          The compensation committee has provided the following report on compensation policies as they apply to our executive officers and the relationship of our performance to executive compensation.

Overview of Compensation Policies

          Our compensation policies are designed to address a number of objectives, including attracting and retaining individuals whose abilities are critical to our long-term success, motivating employees to perform at their highest level, tying executive compensation to achievement of financial, organizational and management performance goals and encouraging executives to manage from the perspective of owners. To promote these policies, the compensation committee implemented a compensation program that is comprised of the following principal elements:

•	base salary;
•	cash bonus incentives;
•	long-term equity incentives; and
•	benefits.

          When establishing salaries, bonus levels and stock-based awards for each of the executive officers, the compensation committee considers the recommendations of the chief executive officer, the officer’s role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies within the software industry or located in the San Francisco Bay Area, using commercially available compensation surveys. The compensation committee generally sets the compensation of the officers at levels that are at or near the levels paid by comparable companies either engaged in the software industry or located in the San Francisco Bay Area, based on commercially available compensation surveys. When setting the compensation of each of the executive officers, the compensation committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors.

          The Importance of Ownership — A fundamental tenet of our compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through our employee stock plans and agreements the benefits of equity ownership are extended to our executive officers and employees. As of April 5, 2004, our directors and executive officers owned an aggregate of 2,055,985 shares and had the right to acquire an aggregate of 4,686,211 additional shares upon the exercise of employee stock options, 49 percent of which are fully vested.

Fiscal 2003 Executive Officer Compensation Program

          The components of the executive compensation program are described below:

          Base Salary — We believe that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the compensation committee reviews base salaries of executive officers at least annually and generally sets the base salary of our executive officers at or near levels paid by comparable companies either engaged in the software industry or located in the San Francisco Bay Area, based on commercially available compensation surveys. In addition, the compensation committee evaluates the specific job functions and past performance of individual officers. The compensation committee measures the prior performance of our individual executives using a combination of qualitative factors, such as leadership, teamwork and commitment to customer satisfaction, and quantitative factors such as whether the company met its sales and expense targets, customer acquisition and service levels, and product development targets.

          Cash Bonus Program — We maintain a cash bonus incentive program to reward executive officers for attaining defined performance goals. Although bonuses are based primarily on company-wide performance targets, specifically sales targets and profitability targets, significant weight is also given to individual performance. The compensation committee determined bonus amounts for 2003 by measuring the prior performance of each individual executive using a combination of qualitative factors, such as leadership, teamwork and commitment to customer satisfaction, and quantitative factors, such as whether the company met its sales and expense targets. During 2003, the compensation committee met on multiple occasions to consider target bonuses for executive officers. Bonuses in 2003 were paid quarterly.  Beginning in 2004, seventy five percent of bonus payments will be made on a quarterly basis, and twenty five percent will be made on an annual basis.

          Stock Option Grants — In 2003, the compensation committee granted options to purchase an aggregate of 2,000,000 shares of common stock under our stock option plans to our executive officers. The compensation committee determined the number of options granted to executive officers primarily by evaluating each officer’s respective job responsibilities, past performance, expected future contributions, existing stock and unvested option holdings, potential reward to the executive officer if the stock price appreciates in the public market and management tier classification. The compensation committee also considers the overall number of stock options reserved for issuance and common stock issued and outstanding, and the impact on stockholder dilution. Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility or completion of a significant project. The compensation committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

          Benefits — In 2003, we offered benefits to our executive officers that were substantially the same as those offered to all U.S. employees. These benefits included:

•	401(k) plan;
•	medical and dental insurance;
•	employee stock purchase plan;
•	flexible spending plan;
•	life and disability insurance; and
•	vision service plan.

          Chief Executive Officer’s Compensation — In 2003, the compensation committee set the annual salary of Roger S. Siboni, our former Chief Executive Officer, at $200,000.  Mr. Siboni earned $156,465 in his capacity as Chief Executive Officer through the date of his resignation on July 24, 2003.  In August 2003, the compensation committee awarded Mr. Siboni a performance bonus of $168,755 for services rendered through July 24, 2003.  Upon his resignation, Mr. Siboni forfeited options to purchase 1,300,000 shares of our common stock.

          On July 24, 2003, Karen A. Richardson was appointed as our Chief Executive Officer.  In July 2003, the compensation committee set Ms. Richardson’s annual salary at $325,000.  Ms. Richardson earned $140,538 as Chief Executive Officer from the date of her appointment through the remainder of the year.  During 2003 and in January of 2004, the compensation committee awarded Ms. Richardson performance bonuses of $117,064 for services as Chief Executive Officer during 2003.  In July 2003, the compensation committee also granted Ms. Richardson options to purchase 900,000 shares of our common stock.

          In determining the compensation of Mr. Siboni and Ms. Richardson, the compensation committee considered the same criteria it considered with respect to the other executive officers as well as their respective contribution to the achievement of objectives under our strategic plan. In addition, Mr. Siboni’s and Ms. Richardson’s compensation were determined in light of the compensation committee’s review of the cash and equity compensation awarded to chief executives of comparable companies in the software industry or the San Francisco Bay Area, based on commercially available compensation surveys. The cash and equity compensation in 2003 for both Ms. Richardson and Mr. Siboni was at or near market levels paid to chief executives of public companies within the software industry or located in the San Francisco Bay Area. The compensation committee noted that in 2003, under the leadership of Mr. Siboni and Ms. Richardson, E.piphany:

•	advanced its leadership position in the customer relationship management software industry;
•	continued to retain and develop a high-performing executive management team;
•	continued to win Fortune 500 and other top quality customers in several key vertical markets;
•	enhanced the level of customer satisfaction and repeat business from its existing customer base; and

•	was able to exercise effective cost management and financial discipline in response to the continued economic slowdown.

          Policy on Tax Deductibility of Executive Compensation — Section 162(m) of the Internal Revenue Code provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1 million, unless certain exemption requirements are met. The compensation committee has elected not to seek to qualify our executive officer compensation programs under Section 162(m) at this time.

          All aspects of our executive compensation are subject to change at the discretion of the compensation committee. The compensation committee will monitor our executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with our annual and long-term strategic objectives.

Members of the compensation committee

Fred D. Anderson
Paul M. Hazen
Douglas J. Mackenzie (Chair)

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          Unless specifically incorporated by reference into any of our previous or future filings with the Securities and Exchange Commission, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership of the Audit Committee

          In 2003, our audit committee consisted of Fred D. Anderson (who joined our Board of Directors on May 30, 2003), Paul M. Hazen, Robert L. Joss, and Sam H. Lee (who retired from our Board of Directors as of May 30, 2003).  In 2004, our audit committee consists of Fred D. Anderson, Mohan Gyani and Robert L. Joss.  Each of the members of the audit committee is independent as defined in the Marketplace Rules of the NASDAQ Stock Market.  The Board of Directors has determined that each of Messrs. Anderson, Gyani and Joss qualify as “audit committee financial experts” as such phrase is defined in the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.  The audit committee operates under a written charter adopted by the Board of Directors, as amended on January 28, 2004, which amended charter is attached hereto as Appendix A, and has fulfilled the responsibilities delineated in its charter.

Role of the Audit Committee

          The purpose of the audit committee is to assist the Board of Directors in its oversight of our accounting and financial reporting processes, the audits of our financial statements, and our system of internal controls. The audit committee’s primary responsibilities are to:

•	appoint, compensate, and oversee the work of the independent auditor;
•	review the independent auditor’s activities, performance, independence and fee arrangements;
•	request certain information from, and discuss certain matters with, the independent auditor as required by applicable accounting standards; and
•

review with management, before release, our audited annual financial statements and unaudited interim financial statements, including the Management’s Discussion and Analysis section of our annual report on Form 10-K and quarterly reports on Form 10-Q.

          Our management is responsible for: (i) the preparation and presentation of our financial statements; (ii) our accounting and disclosure principles; and (iii) our internal controls over financial reporting designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, our independent auditor, is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States.

Review of Our Audited Financial Statements for the Fiscal Year ended December 31, 2003

          The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2003 with management. The audit committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

          The audit committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the audit committee has discussed the independence of Ernst & Young with that firm.

          The audit committee has considered the fees paid to Ernst & Young for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young’s independence in performing the audit.

          Based on the audit committee’s review and discussions noted above, the audit committee recommended to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

          Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor.  Accordingly, the audit committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young is in fact “independent.”

Members of the audit committee

Fred D. Anderson
Mohan Gyani
Robert L. Joss (Chair)

Stock Performance Graph

          Unless specifically incorporated by reference into any of our previous or future filings with the Securities and Exchange Commission, the following shall not be deemed to be incorporated by reference into any such filing.

          The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Standard & Poor’s 500 Index and a technology sector index for the period beginning on September 21, 1999, the date of our initial public offering, through December 31, 2003, assuming an investment of $100 and the reinvestment of any dividends.

          The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

E.piphany, Inc. Stock Performance Graph Cumulative Total Return

	9/21/1999	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

E.piphany, Inc.	100.00	1,394.56	505.69	81.66	39.09	67.59
S&P 500 Index	100.00	112.36	100.97	87.80	67.29	85.04
CSFB Technology Index	100.00	162.46	109.24	76.17	43.28	70.75

OTHER MATTERS

          We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the persons named in the enclosed form of proxy will vote such proxy in their discretion.

          It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope, or vote via telephone or the internet, at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Andrew Sherman
Senior Vice President, General Counsel and Secretary

San Mateo, California
April 21, 2004

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF E.PIPHANY, INC.
(as amended and restated as of January 28, 2004)

PURPOSE:

          The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of E.piphany, Inc. (the “Company”) is to assist the Board in its oversight of the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, and the Company’s system of internal controls.  In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board from time to time prescribes.

MEMBERSHIP:

          The Committee shall consist of a minimum of three (3) directors of the Company as determined by the Board.  The members of the Committee are appointed by and serve at the discretion of the Board. The Board shall designate one member of the Committee to serve as the chairperson.

          Members of the Committee must meet the following criteria:

•	Each member will be an independent director, as required by and defined in: (i) the rules of the NASDAQ National Market; and (ii) the rules of the Securities and Exchange Commission (“SEC”).

•	Each member will be able to read and understand fundamental financial statements, in accordance with the rules of the NASDAQ National Market.

•	Each member must not have participated in the preparation of the financial statements of the Company or its existing subsidiaries at any time during the past 3 years.

•	At least one member will have financial sophistication in accordance with the rules of the NASDAQ National Market. •

          Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.

RESPONSIBILITIES:

          The responsibilities of the Committee shall include:

•

Appointing, compensating, retaining, and overseeing the work of any independent auditor engaged for any audit, review or attest services (including reviewing the auditor’s scope, approach and independence and resolving disagreements between management and the independent auditor regarding financial reporting).  The independent auditor shall report directly to the Committee.

•

Reviewing and discussing with the independent auditor all significant relationships that the auditor and its affiliates have with the Company and its affiliates in order to determine the independent auditor’s independence.  The Committee shall: (i) request, receive and review, on a periodic basis, a formal written statement from the independent auditor delineating all relationships between the Company and the independent auditor that may reasonably be thought to bear on the independence of the independent auditor with respect to the Company, including the matters set forth in Independence Standards Board Standard No. 1; (ii) discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and (iii) take appropriate action to oversee the independence of the independent auditor.

•

Reviewing and discussing with management and the independent auditor the annual audited financial statements and interim financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q with the SEC.  The Committee shall make a recommendation to the Board as to whether the annual audited financial statements should be included in the Company’s annual report on Form 10-K.

•

Discussing with management and the independent auditor earnings announcements, it being understood that such discussions may, in the discretion of the Committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made) and that the Committee need not discuss in advance each earnings release or each instance in which the Company gives earnings guidance.

•	Discussing with the independent auditor the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented.

•	Reviewing periodically the Company’s accounting and financial reporting processes and internal controls, based on consultation with the Company’s management and the independent auditor.

•	Preparing all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

•

Pre-approving audit and permissible non-audit services provided to the Company by the independent auditor (or subsequently approving non-audit services in those circumstances where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC).  The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

•	Reviewing and approving all related party transactions.

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditor.

•

Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

•	Instituting special investigations, if necessary, with full access to all books, records, facilities and personnel of the Company.

•

Obtaining advice and assistance from independent counsel or other advisors and determining funding for such counsel or advisors as the Committee deems necessary to carry out its duties.  The Committee shall also have authority to obtain advice and assistance from any officer or employee of the Company.

•	Reviewing the Committee’s own structure, processes and membership requirements from time to time, and recommending any proposed changes to the Board for approval.

MEETINGS:

          The Committee will set its own schedule and will meet at least four times each year. The Committee will meet separately with the independent auditor as well as members of management, at such times as it deems appropriate to fulfill its responsibilities.

MINUTES:

          The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

          The Committee shall also report regularly to the full Board, including with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements or the performance and independence of the Company’s independent auditor, and shall make such recommendations as the Committee deems necessary or appropriate.  The report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

COMPENSATION:

          Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion.  Fees may be paid in such form of consideration as is determined by the Board. Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

          The Committee may form and delegate authority to subcommittees when appropriate.